Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PRA Health Sciences, Inc. 2014 Omnibus Incentive Plan, the 2013 Stock Incentive Plan for Key Employees of PRA Health Sciences, Inc. and its Subsidiaries, the PRA Holdings, Inc. Equity Incentive Plan, the PRA International 2004 Incentive Award Plan, the Research Pharmaceutical Services, Inc. 2007 Equity Incentive Plan, and the Research Pharmaceutical Services, Inc. 2002 Equity Incentive Plan filed with the Securities and Exchange Commission on November 12, 2014 of our report dated March 28, 2013 (except for Note 3, as to which the date is August 26, 2014), with respect to the consolidated financial statements of RPS Parent Holding Corp. and subsidiaries, and to the incorporation by reference of our report dated April 27, 2012 with respect to the consolidated financial statements of ReSearch Pharmaceutical Services, Inc. and subsidiaries, included in the Registration Statement (No. 333-198644) and related Prospectus of PRA Health Sciences, Inc, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 12, 2014